Registration No. 33-

                     SECURITIES AND EXCHANGE COMMISSION
                     ----------------------------------
                          Washington, D.C.  20549

                                   FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
                         --------------------------

                       Selective Insurance Group, Inc.
- -----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

New Jersey                                 22-2168890
- -----------------------------------------------------------------------------
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

               40 Wantage Avenue, Branchville, New Jersey 07890
- -----------------------------------------------------------------------------
(Address of Principal Executive Offices)       (Zip Code)

                 Selective Insurance Retirement Savings Plan
- -----------------------------------------------------------------------------
                          (Full title of the plan)

                           Thornton R. Land, Esq.
        Executive Vice President, Administration and General Counsel
                       Selective Insurance Group, Inc.
                             40 Wantage Avenue
                        Branchville, New Jersey 07890
- -----------------------------------------------------------------------------
                   (Name and address of agent for service)

                                (201) 948-3000
- -----------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                 Copies to:
                           Stewart E. Lavey, Esq.
                           Shanley & Fisher, P.C.
                             131 Madison Avenue
                         Morristown, New Jersey 07962

                        Calculation of Registration Fee
- ----------------------------------------------------------------------------
                                      Proposed      Proposed
Title of                              maximum       maximum
securities            Amount          offering      aggregate     Amount of
to be                 to be           price per     offering      registra-
registered(1)         registered      share(2)      price(2)      tion fee
- -------------         ----------      ---------     --------      ---------

Common Stock,         500,000         $32.375       $16,187,500    $5581.90
$2.00 par value       shares
(including
Series A Junior
Preferred Stock
purchase rights)(3)
- -----------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Selective Insurance Retirement Savings Plan, described herein.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average of the high and low price per share as reported on the Nasdaq National Market on August 15, 1996.

(3) Prior to the occurrence of certain events, purchase rights for units of Series A Junior Preferred Stock will not be evidenced separately from the Common Stock.


PAGE I-1


                                   Part I
                                   ------

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
             ----------------------------------------------------

     Documents relating to the Selective Insurance Retirement Savings Plan (the "Plan") and containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan, as specified by Rule 428(b)(1), and are not filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of Form S-8, taken together,constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


PAGE II-1


                                  Part II
                                  -------

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
             --------------------------------------------------


Item 3.     Incorporation of Documents by Reference.
            ----------------------------------------

            The following documents, which have been filed by the registrant with the Securities and Exchange Commission, are hereby incorporated by reference:

            (i) the registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

            (ii) the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

            (iii) the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and


            (iv) the descriptions of the registrant's common stock, par value $2.00 per share (the "Common Stock"), and purchase rights for units of Series A Junior Preferred Stock associated with Common Stock set forth in the registrant's Registration Statements filed pursuant to Section 12 of the Securities and Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating those descriptions.

            All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.     Description of Securities.
            --------------------------

            Not Applicable


Item 5.     Interests of Named Experts and Counsel.
            ---------------------------------------

            None.


PAGE II-2


Item 6.     Indemnification of Directors and Officers.
            ------------------------------------------

            The registrant is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act, as amended (the "Act"), provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his being a corporate agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the Act does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled to under the certificate of incorporation, by-laws, agreement, vote of stockholders, or otherwise provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his acts or omissions were in breach of his duty of loyalty to the corporation, were not in good faith or involved a violation of the law, or resulted in the receipt by such person of an improper personal benefit.

            Under the Act, a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation has the power to indemnify him against such expenses and liabilities under the Act. All of the foregoing powers granted to a New Jersey corporation may be exercised by such corporation notwithstanding the absence of any provision in its certificate of incorporation or by-laws authorizing the exercise of such powers. However, a New Jersey corporation may, with certain limitations,


PAGE II-3


provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of a duty owed to the corporation or its shareholders.

            Reference is made to Sections 14A:3-5 and 14A:2-7(3) of the Act in connection with the above summary of indemnification and insurance.

            Section (a) of Article NINTH of the registrant's Restated Certificate of Incorporation, as amended, and Section 14 of the registrant's By-Laws, as amended, provide generally that a director shall not be personally liable to the registrant or its stockholders for damages from breach of any duty owed to the registrant or its stockholders, except to the extent such personal liability may not be eliminated or limited under the Act. Such provisions further provide generally that an officer of the registrant shall not be personally liable to the registrant or its stockholders for damages or breach of any duty owed to the registrant or its stockholders, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the Act.

            Section (b) of Article NINTH of the registrant's Restated Certificate of Incorporation, as amended, and Section 14 of the registrant's By-Laws, as amended, provide generally that each person who was or is made a party to or involved in a pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding of the registrant or any constituent corporation absorbed by the registrant in a consolidation or merger, or by reason of his/her having been a director, officer, trustee, employee or agent of another entity serving as such person, shall be indemnified and held harmless by the registrant to the fullest extent permitted by the Act, as amended (but, in the case of any amendments, only to the extent such amendment permits the registrant to provide broader indemnification rights than the Act permitted prior to such amendment). Such provisions of the Restated Certification of Incorporation, as amended, and By-Laws, as amended, of the registrant provide, under certain circumstances, for a right to be paid by the registrant the expenses incurred in any proceeding in advance of the final disposition of such proceeding as authorized by the board of directors. Further, the registrant is authorized to purchase and maintain insurance on behalf of any director, officer, employee or agent of the registrant against any expenses incurred and any liabilities asserted against him/her in any proceeding by reason of such person having been a director, officer, employee or agent, whether or not the registrant would have the power to indemnify such person.



PAGE II-4


            The directors and officers of the registrant are insured by policies purchased by the registrant against liability and expenses incurred in their capacity as directors or officers.


Item 7.     Exemption from Registration Claimed.
            ------------------------------------

            Not applicable.

Item 8.     Exhibits.
            ---------

            4.1 Restated Certificate of Incorporation of Selective Insurance Group, Inc., as amended, (incorporated herein by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1994).


            4.2 By-Laws of Selective Insurance Group, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                  1994).

            4.3   Selective Insurance Retirement Savings Plan, as amended.

            5 Opinion of Shanley & Fisher, P.C. The registrant hereby undertakes to submit the Selective Insurance Retirement Savings Plan, as amended (the "Plan"). and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

            23.1  Consent of Shanley & Fisher, P.C. (included in Exhibit 5).

            23.2  Consent of KPMG Peat Marwick LLP.

            24    Powers of Attorney.

            28 Information from reports furnished to state insurance regulatory authorities (incorporated herein by reference to Combined 1995 Statutory Schedule P for the registrant,
                  Exhibit 28 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1995).


Item 9.     Undertakings.
            -------------

            (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


PAGE II-4


                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


PAGE II-6


            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


PAGE II-7


                               SIGNATURES
                               ----------

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Branchville, State of New Jersey on the 15th day of August, 1996.


     SELECTIVE INSURANCE GROUP, INC.


By: /s/ James W. Entringer
    ----------------------
        James W. Entringer
        Chairman of the Board,
        President and Chief Executive
        Officer and Director

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                                Capacity in Which Signed
         ---------                                ------------------------


/s/ James W. Entringer                            Chairman of the Board,
    ------------------                            President and Chief
    James W. Entringer                            Executive Officer and
                                                  Director


/s/ Gregory E. Murphy                             Senior Vice President
    -----------------                             and Chief Financial Officer
    Gregory E. Murphy                             (principal financial and
                                                  accounting officer)



/s/ A. David Brown*                               Director
    ---------------
    A. David Brown



/s/ William A. Dolan, II*                         Director
    ---------------------
    William A. Dolan, II



/s/ William C. Gray, D.V.M.*                      Director
    ------------------------
    William C. Gray, D.V.M.



PAGE II-8




/s/ C. Edward Herder*                             Director
    -----------------
    C. Edward Herder



/s/ Frederick H. Jarvis*                          Director
    --------------------
    Frederick H. Jarvis



/s/ William M. Kearns, Jr.*                       Director
    -----------------------
    William M. Kearns, Jr.



/s/ Joan Lamm-Tennant, Ph.D.*                     Director
    -------------------------
    Joan Lamm-Tennant, Ph.D.



/s/ S. Griffin McClellan III*                     Director
    -------------------------
    S. Griffin McClellan III



/s/ Russell R. Moffett*                           Director
    -------------------
    Russell R. Moffett




/s/ William M. Rue*                               Director
    ---------------
    William M. Rue



/s/ Thomas D. Sayles, Jr.*                        Director
    ----------------------
    Thomas D. Sayles, Jr.



/s/ J. Brian Thebault*                            Director
    ------------------
    J. Brian Thebault


*James W. Entringer hereby signs this Registration Statement on Form S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on August 15, 1996 pursuant to a power of attorney filed herewith.


By: /s/ James W. Entringer
        ------------------
        James W. Entringer
        Attorney-in-Fact

Dated: August 15, 1996


PAGE II-9



            Pursuant to the requirements of the Securities Act of 1933, the Committee under the Selective Insurance Retirement Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Branchville, State of New Jersey on the 15th day of August, 1996.


                                         SELECTIVE INSURANCE RETIREMENT
                                         SAVINGS PLAN



                                         By: /s/ Thomas D. Sayles, Jr.*
                                                 ----------------------
                                                 Thomas D. Sayles, Jr.


                                         By: /s/ S. Griffin McClellan III*
                                                 -------------------------
                                                 S. Griffin McClellan III


*James W. Entringer hereby signs this Registration Statement on Form S-8 on behalf of the indicated persons for whom he is attorney-in-fact on August 15, 1996 pursuant to a power of attorney filed herewith.


By:/s/ James W. Entringer
       ------------------
       James W. Entringer
       Attorney-in-Fact


PAGE - EXHIBIT INDEX


                             EXHIBIT INDEX
                             -------------



Exhibit                                                               Page
- -------

4.3     Selective Insurance Retirement Savings Plan, as amended

5       Opinion of Shanley & Fisher, P.C.

23.1 Consent of Shanley & Fisher, P.C. (included in Exhibit 5)

23.2    Consent of KPMG Peat Marwick LLP

24      Powers of Attorney